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                                                                     EXHIBIT 5.1



June 16, 1999



Springs Industries, Inc.
205 North White Street
Fort Mill, SC   29715

Re:  Springs Industries, Inc. - Registration Statement on
     Form S-8 relating to 100,000 shares of Class A Common Stock

Gentlemen:

I am General Counsel of Springs Industries, Inc., a South Carolina corporation (the "Company"), and have acted as counsel for the Company in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to the registration of 100,000 shares of the Company's Class A Common Stock, par value $.25 per share (the "Shares"), that may be issued pursuant to the Springs Industries, Inc., 1999 Deferred Compensation Plan for Outside Directors (the "Plan").

In connection with this opinion, I have examined and relied upon such records, documents, certificates, and other instruments as in my judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In such examination, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed, or photographic copies and, as to certificates of public officials, I have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, I have relied upon statements and representations of representatives of the Company and of public officials.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the laws of the State of South Carolina, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon and subject to the foregoing, I am of the opinion that upon the issuance of the Shares as provided in the Plan, the Shares will be validly issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to my name under the caption "Interest of Named Experts and Counsel" in the Registration Statement.

Sincerely yours,


/s/C. Powers Dorsett

C. Powers Dorsett


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